EXHIBIT 5.1

[Letterhead of Ulmer & Berne LLP]

December 21, 2012

MISCOR Group, Ltd.

800 Nave Road, SE

Massillon, OH 44646

Re:	Registration on Form S-1 of 3,333,332 Shares of Common Stock of MISCOR Group, Ltd.

Ladies and Gentlemen:

We have acted as counsel for MISCOR Group, Ltd., an Indiana corporation (the “Company”), in connection with the registration for resale from time to time by certain of the Company’s security holders, of 6,483,525 shares (the “Shares”) of the Company’s common stock, without par value (the “Common Stock”) issued or issuable upon exercise of certain Common Stock Warrants issued by the Company as described in the Registration Statement to which this opinion relates (collectively, the “Warrants”), in each case beneficially owned by the selling security holders identified in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing and subject to the further assumptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares previously issued were validly issued, fully paid, and non-assessable and that the Shares subject to issuance upon the exercise of the Warrants, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the Business Corporation Law of the State of Indiana as currently in effect, and we express no opinion as to the effect of any other law of the State of Indiana or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Ulmer & Berne LLP under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion letter is rendered solely to you as of the date hereof in connection with the registration of the Shares under the Registration Statement. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the date hereof, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ ULMER & BERNE LLP